UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 21, 2018

PrimeEnergy Resources Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-7406	11-2695037
(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Houston, Texas 77024

(Address of principal executive offices)

Registrant’s telephone number, including area code 713-735-0000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

PRIMEENERGY CORPORATION

Section 5 – Corporate Governance and Management

Item 5.03 – Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) Amendment to Articles of Incorporation

On December 21, 2018, the Company’s Board of Directors approved amendments to the Company’s Articles of Incorporation, effective as of December 21, 2018 (as amended, the “Amended and Restated Articles of Incorporation”).

The Articles of Incorporation were amended to, first, change the name of the Company from PrimeEnergy Corporation to PrimeEnergy Resources Corporation and second, reduce the number of shares of Common Stock, par value $.10 per share which the corporation shall have authority to issue to Two Million Eight Hundred Ten Thousand (2,810,000) shares.

The foregoing description of the Amended and Restated Articles of Incorporation does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Certificate of Incorporation, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.07 – Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders of the Company was held December 21, 2018 at which meeting the necessary number of shares were voted in favor of the amendment.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Restated Certificate of Incorporation, as of December 21, 2018, filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this current report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: December 27, 2018	PrimeEnergy Resources Corporation

	By:	/s/ Beverly A. Cummings
Name: Beverly A. Cummings
Executive Vice President